UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported: June 25, 2010

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50990 (Commission File Number)	13-3894120 (I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)

(212) 655-2000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
As reported on a Current Report on Form 8-K of Tower Group, Inc. (“Tower”) dated February 3, 2010, on February 2, 2010, Tower Group, Inc. (“Tower”) announced that it had entered into a definitive agreement to purchase the Personal Lines Division of OneBeacon Insurance Group, Ltd. All regulatory approvals required to close the transaction have been received by the parties to the Purchase Agreement. Subject to the satisfaction of the remaining closing conditions, the transaction is expected to close on or about July 1, 2010.
The information contained herein shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc. Registrant
Date: June 25, 2010	/s/ Elliot S. Orol
ELLIOT S. OROL
Senior Vice President, General Counsel and Secretary